Exhibit 99.1

Dollar Tree, Inc. Announces the Grant of Option Award
to Executive Chair Richard W. Dreiling

CHESAPEAKE, VA--March 21, 2022--Dollar Tree, Inc. reported that, as previously announced, effective March 16, 2022, Richard W. Dreiling, was appointed Executive Chairman and as a director of Dollar Tree, Inc. (the “Company” or “Dollar Tree”), a leading operator of discount variety stores, in connection with Dollar Tree’s entry into a Stewardship Framework Agreement with affiliates of Mantle Ridge LP, an investment fund.
Mr. Dreiling has more than 40 years of retail industry experience at all operating levels and has a proven record of success in the dollar store segment and other segments of the retail market. He was the CEO of Dollar General Corporation from 2008 to his retirement in June 2015 and was the Chairman of Dollar General Corporation from 2008 to January 2016. Prior to that, Mr. Dreiling was the CEO and Chairman at Duane Reade (New York City’s largest drug store), the Executive Vice President of Longs Drug Stores and an Executive Vice President of Safeway and President of a division of Safeway.
Since his retirement as the Dollar General CEO, Mr. Dreiling has been an active director and board leader at a number of prominent public companies, including Lowe’s Companies, Inc., Kellogg Co., PulteGroup and Aramark – each of which is relevant to his role at the Company.
As a material inducement to persuade Mr. Dreiling to take an active operating leadership role and employment with Dollar Tree as Executive Chairman and to fully align his interests with the interests of shareholders over the long term, in accordance with Nasdaq Listing Rule 5635(c)(4), the Board of Directors of Dollar Tree on March 19, 2022 entered into a five-year employment agreement with Mr. Dreiling and granted him an option to purchase 2,252,587 shares of Dollar Tree common stock with a per-share exercise price of $157.17, the per-share closing trading price of Dollar Tree common stock on March 18, 2022.
The Dollar Tree share price increased ~45.4% over the four-month period since Bloomberg published the rumors of Mantle Ridge’s investment in Dollar Tree. The per-share closing Dollar Tree trading price was $108.07 on November 4, 2021 and was $157.17 on March 18, 2022, the last trading day preceding the option grant date. This share price increase reflects ~$11 billion of shareholder value.
The option award vests over five years and, in addition to an annual base salary of $1 million, is the only direct compensation that Mr. Dreiling will receive for his service as Executive Chairman for the five-year term of his agreement. In particular, Mr. Dreiling will not be eligible for annual or any other long-term incentive awards. As a result, more than 95% of Mr. Dreiling’s annualized compensation is fully at risk and aligned directly to the creation of exceptional value for shareholders.
The Board of Directors believes the current share price reflects market expectations of very material, positive improvements that Mr. Dreiling is expected to make to Dollar Tree’s business. The option has a per-share exercise price of $157.17, which means that Mr. Dreiling will receive no compensation for delivering the first ~$49/share or ~$11 billion of transformational value to shareholders, which as noted above the Board of Directors believes is already embedded in the current share price. Economically, this makes the Option Award very similar to an option with an exercise price significantly above the current share price, a premium priced option.
In the Board’s view, options are an ideal vehicle to support the creation of long-term value for the direct benefit of shareholders. Mr. Dreiling’s option will have economic value only if Mr. Dreiling builds long-term shareholder value in excess of the market’s expectation of transformational value built into the Company’s current share price. The long-term, five-year vesting schedule and ten-year term of the option award is intended to ensure that Mr. Dreiling will remain focused on long-term value-creating activity, including investments in talent and leadership, culture, succession planning, technology and transformational change of the business.
Dollar Tree believes Mr. Dreiling is in a unique position to drive long-term shareholder benefit. The Board of Directors expects him to be intimately involved in the operations of the Company and, because he will not participate in the Company’s annual or other long term incentive plans, he will be incentivized to make the difficult decisions required to realize long-term value and will be positioned to ensure that Dollar Tree’s incentive plans incorporate metrics and targets that align directly with long-term shareholder value creation.
The option award has design features that are aligned with shareholder interests over the long term and tie Mr. Dreiling’s compensation directly to increases in shareholder value. The option is scheduled to vest in equal installments on each of the first five anniversaries of the grant date. If Mr. Dreiling’s employment is terminated by the Company without cause or by Mr. Dreiling for good reason, Mr. Dreiling will vest only in the portion of the option that would have vested through the 365th day after his termination. If Mr. Dreiling’s employment is terminated by the Company without cause or by Mr. Dreiling for good reason within six months prior to, or two years following, a change in control of the Company, Mr. Dreiling will vest only in a pro rata portion of the award that would have vested at the next anniversary of the grant date plus one additional annual tranche. If Mr. Dreiling retires, as determined in the sole discretion of the Board of Directors, Mr. Dreiling will vest only in a pro rata portion of the option that would have vested at the next anniversary of the grant date. If Mr. Dreiling voluntarily resigns, any unvested portion of the option will be forfeited and the vested portion will be exercisable for only 30 days. No portion of the option vests solely by reason of a change in control of the Company.
About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 company, operates more than 16,000 retail discount stores in 48 states and five Canadian provinces as of January 29, 2022. Stores operate under the brands of Dollar Tree, Family Dollar and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.
A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements regarding Mr. Dreiling’s expected role and compensation as Executive Chairman, our expectations regarding his focus on long-term value-creating activity and transformational change of our business, and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 15, 2022, and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
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